FOR IMMEDIATE RELEASE

               AUDIOVOX COLLECTS OUTSTANDING RECEIVABLE BALANCES
                   FROM THE SALE OF ITS WIRELESS SUBSIDIARY

   Company will receive additional $7.5 million in working capital adjustment

Hauppauge, NY, January 3rd, 2005 . . . Audiovox Corporation (NASDAQ: VOXX) today announced that in connection with the completed sale of assets of Audiovox Communications Corp. (ACC), to date it has collected $147.3 million of the $150.1 million in outstanding accounts receivable balances retained as part of the sale. Inclusive of reserves, the realization on the accounts receivable to date is 99.6%. Collection of the remaining balance is currently ongoing.

In addition the company will receive an additional $7.5 million positive net working capital adjustment as part of the transaction, pending finalization of the audit.

The Company remains on schedule to complete the requirements of the transaction, which includes finalization of an escrow payment to Audiovox of $8.2 million.

John Shalam, Chairman, President and CEO of Audiovox Corporation added, "The collection of the outstanding ACC account receivable balances and working capital adjustments have gone smoothly. That result places the value of this transaction deal at approximately $321.0 million."

Shalam further stated, "We believe this transaction was in the best interest of our Company and its shareholders and we continue the search for synergistic and strategic acquisitions that will help fuel our company's future growth."

About Audiovox
Audiovox Corporation is a leading international distributor and value added service provider in the consumer electronics industry. The Company currently conducts its business through Audiovox Electronics Corporation (AEC), a wholly owned subsidiary. AEC is a recognized leader in the marketing of automotive entertainment, vehicle security and consumer electronics products. The company is number one in mobile video and places in the top ten of almost every category that it sells.

Among the lines marketed by AEC are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security, and consumer electronics products such as portable DVD players, flat-panel TV's, extended range two-way radios, multi media products like MP 3 players, and home and portable stereos. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, Jensen, Acoustic Research, Advent, Code Alarm and Prestige brands. For additional information, visit our web site at www.audiovox.com.

Safe-Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking

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Exhibit 99.1

Audiovox Collects Outstanding Receivable Balance
Page 2 of 2

statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2003 and Form 10-Q for the fiscal 2004 third quarter ended August 31, 2004.

Company Contact:                  Public and Investor Relations Contact:
C. Michael Stoehr, SVP/CFO        Glenn Wiener
Audiovox Corporation              GW Communications
(631) 231-7750                    (212) 786-6011 or gwiener@GWCco.com



Exhibit 99.1